UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2008

CHARYS HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-18292 (Commission File Number)	54-2152284 (IRS Employer Identification No.)

1117 Perimeter Center West, Suite N415 Atlanta, Georgia (principal executive offices)	30338 (Zip Code)

(678) 443-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2008, Charys Holding Company, Inc., a Delaware corporation (the “registrant”), executed a Restructuring Agreement by and among the registrant and one of its subsidiaries, Crochet & Borel Services, Inc. (the “Subsidiary”), and certain entities (the “Participating Holders”), which are either (a) beneficial owners of the 8.75% Senior Convertible Notes due 2012 issued by the registrant (the “Notes”) pursuant to that certain Indenture, dated as of February 16, 2007 (the “Indenture”) by and between The Bank of New York Trust Company, N.A., as trustee, and the registrant (the “Indenture”), or (b) investment managers or advisors acting on behalf of certain beneficial holders of the Notes.

There are many important elements to the Restructuring Agreement, a copy of which is an exhibit to this Current Report.  In addition, the registrant has issued a press release with respect to the Restructuring Agreement and other matters, including the commencement of a case by registrant under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) on February 14, 2008, and announcing the resignation of Billy V. Ray, Jr. as chief executive officer and chairman of the board, a copy of which is likewise attached to this Current Report as an exhibit.

Among the salient features of the Restructuring Agreement are the following:

•
The registrant and the Participating Holders will implement a financial restructuring (the “Restructuring”) of the registrant that is consistent with the terms and conditions set forth in the term sheet (together with the Exhibits and Schedules attached thereto, the “Term Sheet”) attached to the Restructuring Agreement.

•	All capitalized terms used in this Current Report shall have same meaning as ascribed to those terms in the Restructuring Agreement and the Term Sheet, unless the context provides otherwise.

•
In order to implement the Restructuring, the registrant has agreed, on the terms and conditions set forth in the Restructuring Agreement and the Term Sheet, to use its best efforts to consummate the Restructuring through a pre-negotiated plan of reorganization (the “Reorganization Plan”) under the Bankruptcy Code, the requisite acceptances of which shall be solicited following commencement of cases (the “Chapter 11 Cases”) by the registrant and the Subsidiary under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

•	The Chapter 11 Cases were commenced in the Bankruptcy Court on February 14, 2008, under Case Nos. 08-10289 and 08-10290.

•
Pursuant to the Restructuring Agreement, each of the Participating Holders has agreed that, subject to the conditions that (a) the terms of the Reorganization Plan and all other Chapter 11 Documents implementing the Restructuring embody the terms set forth in the Term Sheet and are in form and substance reasonably satisfactory to the Participating Holders, (b) no Agreement Termination Event (as defined in the Restructuring Agreement) shall have occurred and be continuing, and (c) the registrant has not terminated the Restructuring Agreement after the occurrence of a Company Termination Event (as defined in the Restructuring Agreement), it will vote for the Reorganization Plan and not take any action to interfere with its implementation.

•
The undertakings of the Participating Holders are subject to termination if the registrant does not conduct its business in compliance with the Restructuring Agreement or if certain events occur or certain timelines are not adhered to in the Chapter 11 Cases, including the failure of the Reorganization Plan to be confirmed by the Bankruptcy Court within 120 days following the commencement of the Chapter 11 Cases.

•
The Term Sheet which is annexed to the Restructuring Agreement, sets forth the principal terms with respect to the treatment of claims and equity interests under the Reorganization Plan and certain matters to be addressed or contained in the Reorganization Plan.  The following is a summary thereof:

•
Each holder of an allowed Administrative Expense Claim shall receive either (a) payment in full in cash on the later of (i) the Effective Date of the Reorganization Plan and (ii) the date such claim becomes due and payable in the ordinary course of business, or (b) payment on such other terms and conditions as may be agreed between the holder of such claim, on the one hand, and the registrant and the Noteholders, on the other hand.

•	Each holder of an allowed Priority Non-Tax Claim shall be paid in full in cash on the Effective Date.

•
Each holder of an allowed Priority Tax Claim shall receive deferred cash payments in an aggregate principal amount equal to the amount of the allowed claim plus interest on the unpaid portion at the rate of four percent per annum from the Effective Date through the date of payment thereof (which may be as long as six years from the date of assessment).

•
Each holder of an allowed Secured Working Capital Facility Claim shall receive in satisfaction of its claim, unless previously satisfied in accordance with the immediately following paragraph:  (a) cash on the Effective Date equal to the allowed amount of such claim; (b) treatment that leaves unaltered the legal, equitable, and contractual rights to which such allowed claim entitles the holder of such claim; (c) reinstatement of the allowed portion of such claim; or (d) such other treatment as may be agreed upon with the holder of such allowed claim, on the one hand, and the registrant~~,~~ and the Noteholders on the other hand.  The registrant and the Noteholders shall jointly select the appropriate treatment from the four options set forth above.

The registrant may, with the consent of the Noteholders, satisfy all or a portion of the Secured Working Capital Facilities with proceeds of a debtor in possession working capital financing facility (the “DIP Credit Facility”).  The form of any DIP Credit Facility and all terms and conditions thereof shall be subject to approval of the Noteholders.

•
Each holder of an allowed Other Secured Debt Claim shall receive, in full satisfaction of such claim:  (a) cash on the Effective Date equal to the allowed amount of such claim; (b) treatment that leaves unaltered the legal, equitable, and contractual rights to which such allowed claim entitles the holder of such claim; (c) reinstatement of the allowed portion of such claim; or (d) such other treatment as may be agreed upon with the holder of such allowed claim on the one hand, and the registrant and the Noteholders on the other hand.

•
In full satisfaction and discharge of all Seller Note/Earn-Out Claims, each holder thereof shall:  (a) (i) waive in writing its Seller Note/Earn-Out Note Claim (and receive no distribution of property or assets on account of such claim); and (ii) receive a release of all claims arising under Chapter 5 of the Bankruptcy Code relating to such claim; or (b) receive such other treatment as may be agreed upon with the holder of such Seller Note/Earn-Out Claim on the one hand, and the registrant and the Noteholders on the other hand.  Future incentive bonuses/payments shall be negotiated with certain holders of Seller Note/Earn-Out Note Claims and/or managers, on the one hand, and the registrant and the Noteholders, on the other.

•
Each holder of an allowed Senior Convertible Notes Claim shall receive, in full and final satisfaction thereof:  (a) its pro-rata share of new series 10% Senior Secured Notes (the “New Secured Notes”) due March 31, 2012 issued by the reorganized registrant in a principal amount of $40 million, secured by liens on all assets of the reorganized registrant and each of its subsidiaries, junior only to (i) any Secured Working Capital Facilities and Other Secured Debt that survive the Chapter 11 Cases in accordance with the terms of the Term Sheet, or (ii) any new working capital facility agreed upon by the Noteholders; and (b) its pro-rata share of 93% of the common stock of the registrant as reorganized (the “New Equity”), subject only to dilution by any new management incentive plan and any distribution of New Equity to holders of Other General Unsecured Claims and Other Note Unsecured Claims.

•
The Reorganization Plan shall allow the Senior Convertible Note Claims in the amount of outstanding principal and accrued and unpaid interest as of the petition date totaling approximately $210 million.  The Reorganization Plan shall provide for the payment of the fees and expenses of Bank of New York, as indenture trustee, and the fees and expenses of the Noteholders’ advisors.

•
Each holder of an allowed Unsecured Trade Claim shall be paid either (a) cash in full on the later of (i) the Effective Date and (ii) the date such claim becomes due and payable in the ordinary course of business or (b) on such other terms and conditions as may be agreed between the holder of such claim, on the one hand, and the registrant and the Noteholders, on the other hand.

•
Subject to completion of diligence of Other General Unsecured Claims, such claims shall, at the option of the Noteholders, receive either (a) New Equity in a proportionate amount to be determined or (b) payment in full similar to allowed Unsecured Trade Claims.

•	Each holder of an allowed Other Note Unsecured Claim shall receive New Equity in a proportionate amount to be determined.

•	Holders of Subordinated Debt Claims shall not receive any distribution of property or assets on account of their claims.

•
McMahan Securities Co. L.P. or any of its affiliates shall neither retain nor receive any distribution of property or assets on account of any claims they may have against the registrant.  All claims that the registrant may have against McMahan Securities Co. L.P. shall be preserved for prosecution by the reorganized registrant.

•
All common and preferred equity interests of any kind in the registrant, including any options, warrants, and other agreements to acquire the same (including any arising under or in connection with any purchase or employment agreement), shall be cancelled under the Reorganization Plan and holders thereof shall neither retain nor receive any distribution of property or assets on account of their interests.

•	The initial board of directors of the reorganized registrant (the “New Board”) and each subsidiary shall be determined by the Noteholders.

•
Inasmuch as it is expected that the registrant will have fewer than 300 stockholders following the Effective Date of the Reorganization Plan, the registrant shall take all appropriate steps and make all appropriate filings to ensure that it is not subject to any public reporting requirements under any applicable securities law after the Effective Date, including, but not limited to the Securities Exchange Act of 1934, as amended, the effect of which means that the registrant will no longer be a publicly-traded company.

•
Any acceleration, vesting or similar change of control rights under employment, benefit or other arrangements triggered by the consummation of the Reorganization Plan shall be waived or otherwise cancelled under the Reorganization Plan.

•	The registrant’s employees previously identified to the Noteholders shall receive three months severance, if not asked to remain with the registrant.

•
The registrant shall pay Mr. Ray (a) $1 million in cash as follows:  (i) $300,000 as a cash advance which was issued to Mr. Ray on February 8, 2008 (the “Advance”), and (ii) the balance paid upon the Effective Date; and (b) $1 million payable over 3 years (semi-annually) commencing on the first anniversary of the Effective Date.  No interest shall be paid and this obligation shall be contractually subordinated to the New Equity in the event of any subsequent bankruptcy case of the reorganized registrant.  The Advance shall be repaid as a credit against the amounts payable to Mr. Ray from the registrant on the Effective Date (i.e., Mr. Ray shall only receive $700,000 on the Effective Date).  If the Effective Date does not occur, the Advance shall be due and payable 60 days following written demand by the registrant.

•
Seven percent of the New Equity shall be issued to Mr. Ray on the Effective Date.  Such New Equity will have minority stockholder protections in the form of tag along and drag along rights, and there shall be a right to receive periodic financial information, including an annual financial statement.

•
Until the Effective Date, Mr. Ray shall continue to receive all salary and benefits pursuant to his employment contract, including the existing housing and automobile allowance and reimbursement of reasonable, actual and documented expenses; provided, however, that Mr. Ray shall not be entitled to receive any bonus payments or any perquisites not previously disclosed to the Noteholders.

•	The Reorganization Plan shall provide that Mr. Ray shall be relieved of all liability on certain note obligations of the registrant in the amount of approximately $1.8 million.

•
Subsequent to the Effective Date, Mr. Ray will be paid $150,000 in semi-monthly payments in the one-year period following the Effective Date, plus normal benefits and reimbursement of reasonable, actual and documented expenses for such one-year period pursuant to a consulting agreement with the reorganized registrant for a one-year term (the “Consulting Agreement”).  During this period, Mr. Ray shall assist and cooperate as requested in connection with, among other things, any litigation related matters.  His existing housing and automobile allowances will terminate on the Effective Date.

•	Mr. Ray shall not exercise any rights/remedies or vote any equity interests in the registrant in any manner that could cause a result inconsistent with the proposed restructuring.

•
Upon the Effective Date, Mr. Ray shall receive a general release (other than for fraud, willful misconduct or gross negligence) from the voting Noteholders, the registrant and affiliates pursuant to the Reorganization Plan.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01, above.

Item 1.03	Bankruptcy or Receivership.

See Item 1.01, above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, above.

Item 3.03	Material Modification to Rights of Security Holders.

See Item 1.01, above.

Item 5.01	Changes in Control Registrant.

See Item 1.01, above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01, above.  In connection with the resignation of Billy V. Ray, Jr. as the registrant’s chief executive officer and chairman of the board, and the election of Michael Oyster as the registrant’s president and chief executive officer and David Gergacz as the registrant’s chairman of the board:

•
Mr. Ray’s resignation was a condition precedent to the Restructuring described in Item 1.01, above.  Mr. Ray has not furnished the registrant with any written correspondence concerning the circumstances surrounding his resignation.  The registrant has provided Mr. Ray with a copy of this Current Report and he has been afforded the opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree.

•
Inasmuch as Messrs. Oyster and Gergacz are currently directors of the registrant and Mr. Oyster is currently an officer of the registrant, all of the information required with respect to their transactions with the registrant and other information required by the Exchange Act has already been furnished by the registrant.  Compensation for Messrs. Oyster and Gergacz has not yet been determined.  When it is, appropriate disclosures will be made.

Item 8.01	Other Events.

See Item 1.01, above.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1
Restructuring Agreement dated as of February 13, 2008 by and among Charys Holding Company, Inc., a Delaware corporation, and its subsidiary Crochet & Borel Services, Inc., and each of the other signatories thereto, which other signatories are either (a) beneficial owners of the 8.75% Senior Convertible Notes due 2012 issued by the registrant pursuant to that certain Indenture, dated as of February 16, 2007 by and between The Bank of New York Trust Company, N.A., as trustee, and the registrant, or (b) investment managers or advisors acting on behalf of certain beneficial holders of the Notes.

99.1
Press Release dated February 14, 2008 with respect to the registrant’s filing for Chapter 11 reorganization to implement the proposed restructuring, and the resignation of Billy V. Ray, Jr., as chief executive officer and chairman of the board of the registrant, and the appointment of executive vice president Michael Oyster as the chief executive officer and president of the registrant, and the appointment of David Gergacz as chairman of the board of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008	CHARYS HOLDING COMPANY, INC.

	By	/s/ Michael Oyster
Michael Oyster, Chief Executive Officer